Anterix and Public Utility District No. 1 of Benton County Bring Private Wireless to the Pacific Northwest

Agreement to deploy 900 MHz network marks a defining moment for the Public Utility District market

WOODLAND PARK, NJ, APRIL 21, 2026 — Anterix (NASDAQ: ATEX), the leader in mission-critical private wireless broadband spectrum for utilities, today announced that it has entered into an agreement with Public Utility District No. 1 of Benton County (“Benton PUD”) of Kennewick, WA, to sell a 10 MHz 900 MHz spectrum license – establishing the first private wireless broadband deployment among publicly owned utilities in the Pacific Northwest.

Benton PUD’s 900 MHz network will be utility-owned, utility-controlled, and purpose-built for the operational demands of its 927-square-mile service territory in Benton County, Washington – serving more than 58,000 customers across the communities of Kennewick, Richland, Prosser, Benton City, and Finley. The network will enable advanced grid automation, field workforce connectivity, enhanced outage detection and restoration, and the resilience required to meet Washington's Clean Energy Transformation Act obligations head on.

This agreement underscores a broader shift in the utility sector. Public Utility Districts (PUDs), both community-owned and locally accountable, are now joining investor-owned utilities in advancing private wireless adoption. What began as early innovation is quickly becoming standard practice, as utilities across ownership models recognize purpose-built connectivity as a strategic necessity.

“Our agreement with Benton PUD reflects the accelerating adoption of private wireless across the utility sector,” said Anterix President & CEO Scott Lang. “PUDs are among the most mission-driven utilities in the country, directly accountable to the communities they serve. When a PUD invests in private wireless, it’s because the case is undeniable.”

Benton PUD General Manager Rick Dunn said, “We see private wireless broadband as foundational infrastructure for the next generation of the grid. By deploying a 900 MHz private network, we’re strengthening operations, enhancing safety and service, and building a more resilient system for the communities we serve. Through Anterix and its ecosystem, we’re translating this investment into measurable outcomes across our service territory.”

Anterix delivers more than spectrum. The company offers a full private wireless platform that enables utilities like Benton PUD to move from agreement to operational network with speed and confidence. Additional offerings include:

• TowerX™ - nationwide tower access and site optimization, reducing the time and cost of network buildout
• CatalyX® - a turnkey connectivity management solution for device provisioning and lifecycle management across private and public networks

• Anterix Active Ecosystem – a network of more than 150 technology and infrastructure partners purpose-built for utility deployment

Together, these capabilities compress the path from spectrum acquisition to operational connectivity – a critical advantage for PUDs and other utilities building for the first time.

Anterix Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Media Contact

Paul Gaige
Vice President
Burson
504-957-1434
Paul.Gaige@burson.com

About Anterix

Anterix is transforming how critical infrastructure stays connected. As the nation’s leading connectivity partner for utilities, Anterix delivers more secure, private 900 MHz licensed spectrum and advanced intelligent infrastructure solutions that enhance efficiency, strengthen resilience, and accelerate digital transformation. Backed by a growing ecosystem of industry-leading partners, Anterix provides the connectivity foundation that powers a more resourceful and resilient future. Learn more at www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the Anterix-Benton PUD agreement, (ii) Anterix’s ability to clear any interference with incumbent users of the 900 MHz broadband spectrum allocation in Benton PUD’s service area on a timely basis; and (iii) Anterix’s ability to qualify for and timely secure broadband licenses in Benton PUD’s service area. Any such forward-looking statements are based on the current expectations of Anterix’s management and are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from its management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix’s spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix’s future results of operations are identified and described in more detail in Anterix’s most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix’s website at www.anterix.com under the Investor Relations section and on the SEC’s website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.